EX-99.4
              PRO FORMA FINANCIAL STATEMENTS AS OF MARCH 31, 2009
       COMPILATION REPORT ON PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

TO THE DIRECTORS OF NOVAGEN SOLAR INC.

We have compiled the accompanying unaudited pro forma financial information as of and for the three months ended March 31, 2009 reflecting the business combination of Novagen Solar Inc. and Novagen Solar (Canada) Ltd. in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. The historical condensed financial statements are derived from the historical unaudited financial statements of Novagen Solar Inc. and audited financial statements of Novagen Solar (Canada) Ltd.

A compilation is limited to presenting pro forma financial information that is the representation of management. We have not audited or reviewed the accompanying pro forma financial information and, accordingly, do not express an opinion or any other form of assurance on it.

The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transaction (or event) occurred at an earlier date. However, the pro forma financial information is not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transaction (or event) actually occurred earlier.




Vancouver, Canada                                         "Chang Lee LLP"
July  13,  2009                                           Chartered  Accountants


NOVAGEN SOLAR INC. (FORMERLY PICKFORD MINERALS INC.) AND SUBSIDIARY
PRO FORMA BALANCE SHEETS
MARCH 31, 2009
(UNAUDITED - SEE COMPILATION REPORT)
(Expressed in U.S. Dollars)
---------------------------------------------------------------------------------------------------------------------
                                                                                                            PRO FORMA
                                                             NOVAGEN   NOVAGEN SOLAR            PRO FORMA   CONDENSED
                                                          SOLAR INC.   (CANADA) LTD.   NOTE   ADJUSTMENTS    COMBINED
---------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
 Cash and cash equivalents                                $  32,620    $          -           $        -    $ 32,620

EXPLORATION PROGRAM SECURITY DEPOSIT                          7,610               -     A         (7,610)          -

EQUIPMENT                                                         -               -               50,000      50,000

SALES LICENSE RIGHT                                               -               -     C        800,000     800,000
---------------------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                              $  40,230    $     50,000           $  792,390    $882,620
=====================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

CURRENT LIABILITIES

 Accounts payable and accrued liabilities                 $  18,769    $          -           $        -    $ 18,769
 Due to a related party                                           -           1,732                    -       1,732
 Convertible debenture                                            -               -     B         30,000      30,000
---------------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                            18,769           1,732               30,000      50,501
---------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY

SHARE CAPITAL
Common stock                                                  1,245          51,000     A          1,245       1,945
                                                                                        A        (50,700)
                                                                                        C            400

Additional paid-in capital                                   78,811           9,000     A         (7,610)    841,906
                                                                                        A        (58,595)
                                                                                        A         50,700
                                                                                        B        (30,000)
                                                                                        C        799,600

(DEFICIT) ACCUMULATED DURING THE DEVELOPMENT STAGE          (58,595)        (11,732)    A         58,595     (11,732)

TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                      21,461          48,268              762,390     832,119
---------------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)   $  40,230    $     50,000             $792,390    $882,620
=====================================================================================================================



NOVAGEN SOLAR INC. (FORMERLY PICKFORD MINERALS INC.) AND SUBSIDIARY
PRO FORMA STATEMENT OF OPERATIONS
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2009
(UNAUDITED - SEE COMPILATION REPORT)
(Expressed in U.S. Dollars)
---------------------------------------------------------------------------------------------------------
                                                                  NOVAGEN
                                                   NOVAGEN          SOLAR            PRO FORMA  PRO FORMA
                                                SOLAR INC.  (CANADA) LTD.   NOTE   ADJUSTMENTS   COMBINED
---------------------------------------------------------------------------------------------------------

EXPENSES

Bank charges                                           37               -      A          (37)          -
Office expenses                                         -           2,732                   -       2,732
Professional fees                                  16,872               -      A      (16,872)          -
Transfer agent                                        106               -      A         (106)          -
Stock based compensation                                -           9,000                   -       9,000
---------------------------------------------------------------------------------------------------------

NET LOSS AND COMPREHENSIVE LOSS FOR THE PERIOD     17,015          11,732             (17,015)     11,732
---------------------------------------------------------------------------------------------------------

DEFICIT, BEGINNING OF PERIOD                       41,580               -             (41,580)          -
---------------------------------------------------------------------------------------------------------

DEFICIT, END OF PERIOD                          $  58,595   $      11,732          $  (58,595)  $  11,732
=========================================================================================================

NOVAGEN SOLAR INC. (FORMERLY PICKFORD MINERALS INC.) AND SUBSIDIARY NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2009
(UNAUDITED - SEE COMPILATION REPORT)

NOTE 1: REORGANIZATION AND BASIS OF PRESENTATION

On April 27, 2009, Novagen Solar Inc. ("Novagen" or the "Company") entered into a Share Purchase Agreement (the "Reorganization Agreement") with Novagen Solar (Canada) Ltd., a privately held Canadian corporation ("NSC"). Upon the closing under the Reorganization Agreement on July 10, 2009, the shareholders of NSC delivered all of their equity interests in NSC to the Company in exchange for shares of common stock in the Company, as a result of which NSC became a wholly-owned subsidiary of the Company (the "Reorganization"). NSC is a sales company engaged in the business of selling a variety of PV products. Under the terms of a Sales License Agreement with Rainbow Solar Inc., a Delaware corporation ("RSi"), NSC has the exclusive right in Canada and the non-exclusive right elsewhere to sell the RSi line of PV products.

Prior to the closing of the Reorganization, the Sales License Agreement was amended to give NSC exclusive sales rights in Canada and a first right of negotiation and last right of refusal on manufacturing rights to RSi products in Canada. As consideration for the amended Sales License Agreement, Novagen agreed to issue RSi (or its assignees) 4,000,000 restricted shares of our common stock, which shares have not yet been issued.

Pursuant to the Reorganization Agreement, at the closing, shareholders of NSC were entitled to receive one share of the Company's common stock for each issued and outstanding common share of NSC. One shareholder of NSC was entitled under the Reorganization Agreement to receive a non-interest bearing convertible debenture issued by the Company in an amount equal to $30,000 that is convertible at the rate of $0.01 per share at the option of the holder upon 61 days notice into a total of 3,000,000 common stocks of the Company (the "Debenture"). As a result, at the closing, the Company issued the Debenture and 3,000,000 shares of its common stock to the former shareholders of NSC.

The unaudited pro forma consolidated balance sheet and statement of operations give effect to the Reorganization as if it had occurred on March 31, 2009. For accounting purposes, the Reorganization has been accounted for using the continuity of interest method, which recognizes NSC as the successor entity to Novagen. Accordingly, these unaudited consolidated financial statements reflect the financial position, results of operations and cash flows as if the Company has always carried on the business formerly carried on by NSC, with all assets and liabilities recorded at the carrying values of NSC.

The accompanying unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statement of operations of the Company have been prepared by the management of Novagen in accordance with U.S. generally accepted accounting principles.

The accounting policies used in the preparation of the unaudited pro forma consolidated financial statements are those disclosed in the audited financial statements of NSC, included elsewhere in this 8-K.

The unaudited pro forma consolidated financial statements should be read in conjunction with the description of the transaction in this 8-K and the unaudited financial statements of Novagen and the audited financial statements of NSC, including the notes to those financial statements, included elsewhere in this 8-K.

The unaudited pro forma consolidated balance sheet as at March 31, 2009 has been prepared using the unaudited balance sheet of the Novagen as at March 31, 2009 and the audited balance sheet of NSC as at March 31, 2009.

The unaudited pro forma consolidated statement of operation for the period ended March 31, 2009 has been prepared using the audited results of operations of NSC for the period from February 14, 2009 (inception) to March 31, 2009.

The proposed acquisition is subject to the approval of the applicable regulatory authorities.

NOVAGEN SOLAR INC. (FORMERLY PICKFORD MINERALS INC.) AND SUBSIDIARY NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2009
(UNAUDITED - SEE COMPILATION REPORT)

NOTE 1: REORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

The pro forma information is not necessarily indicative of the results that would have been reported had the Reorganization actually occurred on the date specified, nor is it intended to project results of operations or financial position for any future period or date.

NOTE 2:     PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

(a) The issuance of a combination of 3,000,000 common shares to the shareholders of NSC and 3,000,000 convertible securities to one shareholder of NSC in exchange for 100% equity interest in NSC pursuant to the Reorganization Agreement dated April 27, 2009. Exploration program security deposit of $7,610 was excluded from the net assets of Novagen as of March 31, 2009 as the Company has abandoned its mineral exploration interests as a result of the Reorganization. The net liability after the abandonment of the exploration activities and the creation of the convertible debenture (see Note 2(b)) becomes $16,149.

(b) As part of the payment of the Reorganization, Novagen issues to one of the shareholders of NSC a convertible debenture. The debenture is non-interest bearing, convertible at the rate of $0.01 per share at the option of the holder. In accordance with EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", the Company recognized the intrinsic value of the embedded beneficial conversion feature of $30,000 as additional paid-in capital and reduced the carrying value of the convertible debentures to $nil. The carrying value of the convertible debentures had then been accreted up to their face value of $30,000, as they are due on demand.

(c) The Company has issued to RSi 4,000,000 common shares at $0.20 per share, a price equal to the close price of the Company on July 10, 2009.

NOTE  3:  STOCKHOLDERS'  EQUITY

After giving effect to the pro forma assumptions in Note 2 above, the issued and fully paid share capital of Novagen is as follows:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Deficit
                                                                                                         accumulated
                                                                                                              during          Total
                                                                   Number of                Additional   development   shareholders'
                                                               Common Shares   Amount  Paid-in Capital         stage          equity
------------------------------------------------------------------------------------------------------------------------------------

Shares and convertible debentures issued to                        3,000,000  $   300  $        59,700   $   (11,732)  $     48,268
NSC shareholders pursuant to the Reorganization Agreement
Recapitalization Novagen's share capital                          12,451,300    1,245          (17,394)            -        (16,149)
to additional paid-in capital
Shares issued to RSi for the sales license                         4,000,000      400          799,600             -        800,000
------------------------------------------------------------------------------------------------------------------------------------

PRO FORMA BALANCE,MARCH 31, 2009                                  19,451,300  $ 1,945  $       841,906   $   (11,732)  $    832,119
====================================================================================================================================

SHARES RESERVED
Convertible Securities issued                                      3,000,000
pursuant to the Reorganization Agreement
----------------------------------------------------------------------------
FULLY DILUTED COMMON SHARES                                       22,451,300
============================================================================